SUB-ITEM 77Q1(a)

Appendix A, dated February 27, 2007, to the Master Amended and Restated By-Laws for MFS Government Markets Income Trust, dated January 1, 2002 as revised June 23, 2004, is contained in the Registration Statement for MFS Series Trust XIV (File No. 811-22033), as filed with the Securities and Exchange Commission via EDGAR on March 15, 2007, under Section 8 of the Investment Company Act of 1940, as amended. Such document is incorporated herein by reference.